                                                                   EXHIBIT 10.35

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
KEITH F. PARK (54275)
TRAVIS E. DOWNS, III (148274)
AMBER L. ECK (177882)
600 West Broadway, Suite 1800
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

CAULEY, GELLER, BOWMAN
  & COATES, LLP
PAUL J. GELLER
One Boca Place, Suite 421A
2255 Glades Road
Boca Raton, FL  33431
Telephone:  561/750-3000
561/750-3364 (fax)

Co-Lead Counsel for Plaintiffs


                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                               COUNTY OF SAN DIEGO

-------------------------------------------
E. PAUL LARRET, Derivatively on Behalf of  )  Lead Case No. GIC 754696
MP3.COM, INC.,                             )  (CONSOLIDATED)
                                           )
                         Plaintiff,        )  (Derivative Action)
                                           )
        vs.                                )  Assigned To:
                                           )  Judge Raymond F. Zvetina
MICHAEL L. ROBERTSON, et al.,              )  STIPULATION OF SETTLEMENT
                                           )
                         Defendants,       )
                                           )
        - and -                            )
                                           )
MP3.COM, INC., a Delaware corporation,     )
                                           )
                   Nominal Defendant.      )  DEPT: 67
                                           )  DATE ACTION FILED: 9/14/00


                            STIPULATION OF SETTLEMENT
--------------------------------------------------------------------------------



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        This Stipulation of Settlement dated as of March 20, 2001 (the
"Stipulation") is made and entered into by and among the following Settling Parties (as defined further in Section IV hereof): (i) the Representative Plaintiffs (on behalf of themselves and derivatively on behalf of MP3.com, Inc. ("MP3.com"), by and through their counsel of record in the Derivative Actions; and (ii) the Defendants identified below, by and through their counsel of record in the Derivative Actions. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined in P. 1.9), upon and subject to the terms and conditions hereof.

1.      THE LITIGATION


        On or after September 14, 2000, the following derivative actions were filed in the Superior Court of the State of California for the County of San Diego (the "Court") on behalf of MP3.com:

        1. Larret v. Robertson, et al, Case No. GIC754696 (filed September 14, 2000);

        2. Vaus v. Robertson, et al., Case No. GIC754744 (filed September 15, 2000);

        3. Ivanhoff v. Robertson, et al, Case No. GIC754869 (filed September 18, 2000);

        4. Hildebrand v. Robertson, et al., Case No. GIC756899 (filed October 25, 2000); and

        5. Calvin v. Robertson, et al., Case No. GIC756958 (filed October 26, 2000).

These actions (collectively, the "Derivative Actions") were consolidated by Order dated November 15, 2000 under the caption Larret v. Robertson, et al., Case No. GIC 754696.

        The operative complaint (the "Complaint") in the Derivative Actions is plaintiffs' First Amended Consolidated Shareholder Derivative Complaint dated January 16, 2001. The Complaint alleges causes of action for breach of fiduciary duty, abuse of control and unjust enrichment.

        On and after September 19, 2000, actions were filed in the United States District Court for the Southern District of California (the "Federal Court") as securities class actions on behalf of



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persons who purchased common stock of MP3.com.

        By Order dated October 31, 2000 the Federal Court actions were consolidated for all purposes as In re MP3.com, Inc. Securities Litigation, Master File No. 00-CV-1873-K(NLS) (the "Federal Class Actions").

        The Federal Class Actions allege violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. The Federal Class Actions are brought on behalf of a class consisting of all persons who purchased the common stock of MP3.com between January 13, 2000 and September 7, 2000.

        The Federal Class Actions and the Derivative Actions are collectively referred to as the "Litigation."

2.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY


        The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiffs in the Derivative Actions. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions. The Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiffs or MP3.com or MP3.com stockholders have suffered damage, that the price of MP3.com common stock was artificially inflated by reasons of alleged misrepresentations, non-disclosures or otherwise, or that the Representative Plaintiffs or MP3.com or its stockholders were harmed by the conduct alleged in the Derivative Actions. The Defendants have further asserted that at all relevant times, they acted in good faith, and in a manner they reasonably believed to be in the best interests of MP3.com and MP3.com stockholders.


        Nonetheless, the Defendants have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The



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Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like these Derivative Actions. The Defendants have, therefore, determined that it is desirable and beneficial that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.

3.      CLAIMS OF THE REPRESENTATIVE PLAINTIFFS AND BENEFITS OF SETTLEMENT


        The Representative Plaintiffs believe that the claims asserted in the Derivative Actions have merit. However, counsel for the Representative Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial and through appeals. Counsel for the Representative Plaintiffs also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as these Derivative Actions, as well as the difficulties and delays inherent in such litigation. Counsel for the Representative Plaintiffs also are mindful of the inherent problems of proof under and possible defenses to the claims asserted in the Derivative Actions. Counsel for the Representative Plaintiffs believe that the settlement set forth in this Stipulation confers substantial benefits upon MP3.com. Based on their evaluation, counsel for the Representative Plaintiffs have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiffs, MP3.com and MP3.com Stockholders.

4.      TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT


        NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Representative Plaintiffs (for themselves and derivatively on behalf of MP3.com) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Derivative Actions and the Released Claims shall be finally and fully compromised, settled and released, and the Derivative Actions shall be dismissed with prejudice,



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as to all Settling Parties, upon and subject to the terms and conditions of the
Stipulation, as follows.

        1.      Definitions


        As used in the Stipulation the following terms have the meanings specified below:

        0.1 "Defendants" means MP3.com and any of its subsidiaries (as a nominal defendant), Michael L. Robertson, Robin D. Richards, Mark A. Stevens, David E. Easterly, Theodore W. Waitt, and Lawrence F. Probst III.

        0.2 "Effective Date" means the first date by which all of the events and conditions specified in P. 6.1 of the Stipulation have been met and have occurred.

        0.3 "Final" means: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of a writ of review to review the Judgment and, if the writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court's Judgment approving the Stipulation substantially in the form of Exhibit B attached hereto; i.e., thirty (30) days after entry of the Judgment. Any proceeding or order, or any appeal or petition for a writ of review pertaining solely to any plan of allocation and/or application for attorneys' fees, costs or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

        0.4 "MP3.com Stockholders" means all record owners of MP3.com common stock as of March 20, 2001.

        0.5 "Judgment" means the judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

        0.6 "Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors,



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successors, representatives, or assignees.

        0.7 "Plaintiffs' Settlement Counsel" means Co-Lead Counsel for plaintiffs in the Derivative Actions Cauley, Geller, Bowman & Coates, LLP, Paul
J. Geller, One Boca Place, Suite 421A, 2255 Glades Road, Boca Raton, FL 33431,
Telephone: (561) 750-3000; and Milberg Weiss Bershad Hynes & Lerach, LLP, William S. Lerach, Keith F. Park, Travis E. Downs, III, 600 West Broadway, Suite 1800, San Diego, CA 92101, Telephone: (619) 231-1058.

        0.8 "Related Persons" means each of a Defendant's past or present directors, officers, managers, employees, partners, members, principals, agents, underwriters, controlling shareholders, attorneys, accountants or auditors, banks or investment banks, associates, personal or legal representatives, predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, spouses, heirs, related or affiliated entities, any entity in which a Defendant has a controlling interest, any members of their immediate families, or any trust of which any Defendant is the settlor or which is for the benefit of any Defendant and/or member(s) of his or her family.

        0.9 "Released Claims" shall collectively mean all claims (including "Unknown Claims" as defined in P. 1.14 hereof), or causes of action, that have been or could have been asserted through March 20, 2001 by the Representative Plaintiffs, MP3.com or MP3.com Stockholders on behalf of MP3.com, or any of them, against the Defendants or Released Persons in the Derivative Actions, including, but not limited to, any claims or causes of action that are based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the Derivative Actions through the date of the Effective Date.

        0.10 "Released Persons" means each and all of the Defendants and the Related Persons.

        0.11 "Representative Plaintiffs" means E. Paul Larret, Steven Vaus, Peter Ivanhoff, Antonia Hildebrand, and Matthew Calvin.

        0.12 "Representative Plaintiffs' Counsel" means counsel who have appeared for any of the Representative Plaintiffs in the Derivative Actions.



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        0.13 "Settling Parties" means, collectively, each of the Defendants and the Representative Plaintiffs on behalf of themselves and MP3.com and MP3.com Stockholders.

        0.14 "Unknown Claims" means any Released Claim which any Representative Plaintiff or MP3.com or MP3.com Stockholders does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Representative Plaintiffs and MP3.com shall expressly and each of the MP3.com Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code Section 1542, which provides:

                A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Representative Plaintiffs and MP3.com shall expressly and each of the MP3.com Stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. The Representative Plaintiffs, MP3.com and MP3.com Stockholders may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Representative Plaintiff and MP3.com shall expressly and each MP3.com Stockholder, upon the Effective Date, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule,



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without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the MP3.com Stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the settlement of which this release is a part.

        0.15 "Class Action" means the action entitled In re MP3.com, Inc. Sec. Litig., Master File No. 00-CV-1873-K(NLS), United States District Court for the Southern District of California.

        2.      Settlement of the Derivative Claims


        0.1 As a result of the pendency and prosecution of the Derivative Actions, MP3.com's Board of Directors has agreed to adopt and fully implement the enhanced corporate governance measures set forth below which shall each remain in effect for at least five years from the date the Stipulation is approved by the Court unless MP3.com's securities cease to be publicly traded:

        0.2 To the extent they do not already exist, within 30 days after the entry of the Judgment, MP3.com's Board of Directors will adopt resolutions or amendments to MP3.com's Bylaws to implement the policies.

        0.3 With the exception of Justice Howard Weiner, no person who has reached the age of 72 shall be eligible for election or re-election as a director of MP3.com.

        0.4 By the end of 2000, at least 3 directors and by the end of 2001, at least 4 directors shall be "independent directors," as defined below.

        0.5 To be deemed "independent" in any calendar year, a director would have to satisfy the following qualifications; provided, however, that Justice Howard Weiner shall be deemed an "independent director" for purposes of this settlement:

                (a) has not been employed by MP3.com or its subsidiaries or affiliates in an executive capacity within the last five calendar years;

                (b) has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as a result of service as, or being affiliated with an entity that serves as: (i) an advisor,



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consultant, or legal counsel to MP3.com or to a member of MP3.com's senior management; or (ii) a significant customer or supplier of MP3.com;

                (c) has no personal services contract(s) with MP3.com, or any member of MP3.com's senior management;

                (d) is not affiliated with a not-for-profit entity that receives significant contributions from MP3.com;

                (e) during the current calendar year or any of the three immediately preceding calendar years, has not had any business relationship with MP3.com for which MP3.com has been required to make disclosure under Item 404 of SEC Regulation S-K, other than for service as a director or for which relationship no more than de minimus remuneration was received in any one such year;

                (f) is not employed by a public company at which an executive officer of MP3.com serves as a director;

                (g) has not had any of the relationships described in subsections (a)-(f) above, with any affiliate of MP3.com;

                (h) is not a member of the immediate family of any person described in subsections (a)-(g) above; and

                (i) shall not have received remuneration required to be reported under Item 404 of SEC Regulation S-K.

        0.6 The Board of Directors of MP3.com shall hold an executive session at least twice each year at which employee directors are not present.

        0.7 At least two thirds of the members of the Nominating Committee, and all members of the Compensation Committee and the Audit Committee of the Board of Directors of MP3.com shall be independent directors.

        0.8 The Nominating Committee shall meet with each prospective new Board nominee and then shall decide whether or not such individual shall be nominated for membership to the Board



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of Directors of MP3.com.

        0.9 The Compensation Committee shall set annual and long-term performance goals for the Chairman of the Board and Chief Executive Officer and evaluate his performance against such goals.

        0.10 The Compensation Committee shall meet at least once each calendar year in executive session, without the Chief Executive Officer.

        0.11 The MP3.com Board committees shall have standing authorization, on their own decision, to retain legal and/or other advisors of their choice, which advisors shall report directly to the committee.

        0.12 The MP3.com Board of Directors shall adopt a resolution setting forth the following compensation principles:

                (a) compensation arrangements shall emphasize pay for performance and encourage retention of those employees who enhance MP3.com's performance;

                (b) compensation arrangements shall promote ownership of MP3.com stock to align the interests of management and stockholders;

                (c) compensation arrangements shall maintain an appropriate balance between base salary and long-term and annual incentive compensation;

                (d) in approving compensation, the recent compensation history of the executive, including special or unusual compensation payments, shall be taken into consideration;

                (e) compensation for directors shall promote ownership of MP3.com stock to align the interests of directors and stockholders; and

                (f) the Compensation Committee shall review annually the compensation of directors.

        0.13 The MP3.com Board of Directors shall adopt a resolution broadening the mandate of the Nominating Committee to make it the Nominating and Corporate Governance Committee, which committee shall perform the functions specified in the Nominating and Corporate Governance



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Committee Guidelines, as follows:

                (a) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, shall be responsible for periodic review and interpretation of MP3.com's Corporate Governance Policies and the Nominating and Corporate Governance Committee Guidelines, as well as consideration of other corporate governance issues that may, from time to time, merit consideration by the entire Board.

                (b) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, shall consider and make recommendations to the MP3.com Board concerning the appropriate size and needs of the Board.

                (c) The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, shall consider candidates to fill vacant Board positions. Candidates shall be selected for their character, judgment, business experience, time commitment, and acumen. Final approval of a candidate shall be determined by the full Board.

                (d) The Nominating and Corporate Governance Committee shall consider policies relating to the Board and directors, including committee structure and size, share ownership, and retirement and resignation.

        0.14 The MP3.com Board shall designate an independent director to act in a lead capacity to coordinate the other independent directors, as described below. The Lead Independent Director is responsible for coordinating the activities of the independent directors. In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Independent Director's role), the specific responsibilities of the Lead Independent Director are as follows:

                (a) advise the Chairman of the Board as to an appropriate schedule of MP3.com Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with the flow of MP3.com's operations;

                (b) provide the Chairman of the Board with input as to the preparation of agendas for the Board and Committee meetings;



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                (c) advise the Chairman of the Board as to the quality,
quantity, and timeliness of the flow of information from MP3.com's management that is necessary for the independent directors to effectively and responsibly perform their duties, and although MP3.com's management is responsible for the preparation of materials for the Board, the Lead Independent Director may specifically request the inclusion of certain material;

                (d) recommend to the Chairman of the Board the retention of consultants who report directly to the MP3.com Board;

                (e) assist the Board and MP3.com's officers in assuring compliance with and implementation of the Corporate Governance Policies and be principally responsible for recommending revisions to the Corporate Governance Policies;

                (f) coordinate, develop the agenda for, and moderate executive sessions of, the MP3.com's Board's independent directors, and act as principal liaison between the independent directors and the Chairman of the Board on sensitive issues;

                (g) evaluate, along with the members of the Compensation Committee and the full MP3.com Board, the Chief Executive Officer's performance and meet with the Chief Executive Officer to discuss the Board's evaluation; and

                (h) recommend to the Chairman of the Board the membership of the various MP3.com Board committees, as well as selection of the Committee Chairs.

        0.15 With respect to MP3.com's recognition of revenues in its financial statements, any revenue based upon unexpected material revenue adjustments shall be disclosed in the quarterly statements, in accordance with Generally Accepted Accounting Principles ("GAAP") and SEC rules.

        0.16 At each regularly scheduled MP3.com's Board of Directors meeting following each quarter end, MP3.com's Chief Financial Officer or his designee shall provide a report as to MP3.com's financial condition and prospects, including but not limited to, a discussion of all reasons for material increases in expenses and liabilities, if any, and material decreases in revenues and earnings, if any, management plans for ameliorating or reversing such negative trends and the



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success or failure of any such plans presented in the past.

        0.17 The Chief Financial Officer shall be responsible for ensuring that MP3.com's revenue recognition policy, which conforms to the requirements of GAAP as currently in effect or as amended, is implemented and utilized throughout MP3.com. The Chief Financial Officer shall report to the Board of Directors on a semi-annual basis regarding the implementation and operation of this policy. The Chief Financial Officer shall ensure that MP3.com's revenue recognition policy is distributed to each MP3.com employee who records or reviews the recording of revenue. Any questions regarding that policy, or its application, shall be directed to MP3.com's Chief Financial Officer.

        0.18 So long as MP3.com remains a publicly traded company, it shall engage an independent auditing firm to perform an annual audit of its financial statements. A written report of the results of each annual audit, including any findings, opinions or recommendations by the independent auditor shall be provided to the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Audit Committee of the Board of Directors for review and remedial action, if necessary. At least annually the Audit Committee of the MP3.com Board of Directors and MP3.com's auditor shall meet in executive session regarding any material changes in MP3.com's business and financial statements.

        0.19 The MP3.com Board of Directors will appoint a senior officer of the company who will be responsible for effecting compliance with MP3.com's stock trading and market communications policy. That individual will be designated the "Trading Compliance Officer," and will be responsible for developing (with Board involvement), presenting to the Board for approval, monitoring and updating (with Board involvement and approval) a comprehensive program (the "Trading Compliance Program") designed to ensure compliance with MP3.com's trading policies. The MP3.com Board will be responsible for direct oversight of the Trading Compliance Program and the Trading Compliance Officer, and the outside director (non-management) members of the MP3.com Board will have direct access to the Trading Compliance Officer, including the



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

opportunity to meet with the Trading Compliance Officer outside the presence of any other member of management.

        0.20 Any director, officer or executive employee of MP3.com who possesses material inside information, as defined by applicable SEC regulations and court decisions, concerning MP3.com's financial results shall be prohibited by MP3.com from trading in MP3.com securities from at least the fifteenth day of the last month of each quarter through at least the close of trading on the day of MP3.com's public disclosure of its financial results for that quarter; provided, however, that such restriction shall not apply if: (a) such director, officer or executive employee has entered into a trading plan that complies with the requirements of Rule 10b-5-1(c)(i) under the Securities Exchange Act of 1934 and trades in accordance with such trading plan; or (b) MP3.com publicly discloses such financial results through a press release disseminated by means of a nationally recognized wire service, including but not limited to Business Wire, Inc. or PR Newswire Association, Inc. or through any non-confidential filing with the SEC, in which event trading may be allowed on the day following MP3.com's public disclosure of the material inside information.

        0.21 The Trading Compliance Program shall contain provisions with respect to transactions in MP3.com's securities by directors and officers of MP3.com which are no less restrictive than those set forth in the New York Stock Exchange Listed Company Manual and shall take into account applicable federal security laws and regulations.

        0.22 Failure to comply with MP3.com's trading policy will result in appropriate sanctions, as determined by the Board, which may include disgorgement by the individual to MP3.com of all profits from the transaction, termination, or other appropriate disciplinary action.

        0.23 MP3.com shall use reasonable efforts to ensure that all directors and officers file all trading forms required by them to be filed with the SEC concerning trading by directors, officers, and executive employees of MP3.com.

        3.      Notice Order and Settlement Hearing

        0.1 By April 27, 2001, the Settling Parties shall submit this Stipulation together with its



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Exhibits to the Court and shall apply for entry of an order, substantially in the form of Exhibit A attached hereto, preliminary approving the Settlement, and providing for notice to MP3.com Stockholders of the hearing on this settlement (the "Order Re: Preliminary Approval"). Such order shall specifically include provisions that will:

                (a) preliminary approve this Stipulation and the settlement set forth herein;

                (b) approve the "Notice of Pendency and Settlement of Derivative Action" (the "Notice"), substantially in the form of Exhibit A-1 attached hereto, for mailing to MP3.com Stockholders and for publication of a Summary Notice, substantially in the form of Exhibit A-2 hereto, in Investor's Business Daily;

                (c) find that the notice given pursuant to subparagraph (b) above constitutes valid, due and sufficient notice to all such Persons;

                (d) schedule a hearing (the "Settlement Hearing") to be held by the Court to determine whether the proposed settlement of the Derivative Actions as contained in this Stipulation should be approved as fair, just, reasonable and adequate and the Judgment approving the settlement should be entered;

                (e) provide that any objections by MP3.com Stockholders to: (i) the proposed settlement contained in this Stipulation; or (ii) the entry of the Judgment approving the settlement, shall be heard and any papers submitted in support of said objections shall be received and considered by the Court at the hearing only if, or before a date to be specified in the Notice, Persons making objections file notice of their intention to appear and copies of any papers in support of their position with the Clerk of the Court and serve such notice and papers on counsel as identified in the Notice;

                (f) provide that pending final determination of whether the settlement contained in this Stipulation should be approved, neither the Representative Plaintiffs, nor any MP3.com Stockholder, either directly, representatively, derivatively or in any other capacity, shall commence or prosecute any action or proceeding in any court or tribunal asserting any of the Released Claims



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

against the Released Persons;

                (g) provide that the Settlement Hearing may, from time to time and without further notice to the shareholders of MP3.com, be continued or adjoined by order of the Court; and

                (h) provide that all costs associated with the giving of the notice provided in subparagraph (b) shall be borne by the Settlement Fund established in the Federal Class Actions.

        4.      Releases


        0.1 Upon the Effective Date, as defined in P. 1.2, the Representative Plaintiffs on their own behalf and MP3.com Stockholders (in their capacity as stockholders only) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Derivative Actions against the Released Persons.

        0.2 Upon the Effective Date, as defined in P. 1.2, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Representative Plaintiffs, counsel to the Representative Plaintiffs, and MP3.com Stockholders from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims.

        5. Representative Plaintiffs' Counsel's Attorneys' Fees and Reimbursement of Expenses


        0.1 As part of the settlement set forth herein, MP3.com agrees to pay Representative Plaintiffs' Counsel the sum of $900,000 as and for their attorneys' fees and expenses (the "Fees and Expenses") plus interest thereon until paid at the same rate as earned on the Settlement Fund established in the Federal Class Actions. The Fees and Expenses shall be paid to Plaintiffs' Settlement Counsel within five (5) business days after receiving notice of the Court's approval of the settlement, to be thereafter distributed to Representative Plaintiffs' Counsel in such proportions as Plaintiffs' Settlement Counsel shall in good faith determine represents each such counsel's contribution to the prosecution and resolution of the Derivative Actions, subject to the obligation of Representative Plaintiffs' Counsel to repay the Fees and Expenses plus interest should the Effective Date not occur. Defendants shall have no responsibility for the allocation of the fee award among Representative Plaintiffs' Counsel.

        0.2 In the even the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, or if the Judgment shall be reversed or modified upon appeal, within ten (10) business days after written notification of such event is sent by counsel for Defendants to Plaintiffs' Settlement Counsel, the Fees and Expenses (including interest) shall be refunded by counsel for plaintiffs to MP3.com. Each such Representative Plaintiffs' Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the Stipulation. Without limitation, each such law firm and its partners and/or shareholders agreed that the Court may, upon application of Defendants on notice to Representative Plaintiffs' Counsel summarily issue orders, including but not limited to, judgments and attachment orders, and may make appropriate findings of or sanctions for contempt, against them or any of them should such law firm fail to timely repay fees and expenses pursuant to this Stipulation.

        0.3 Defendants and their Related Persons shall have no responsibility for, and no liability whatsoever with respect to the allocation among Representative Plaintiffs' Counsel and/or any other Person who may assert some claim thereto, of any Fee and Expense amount.

        6. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination


        0.1 The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:

                (a) the Court has entered the Order Re: Preliminary Approval, as required by P. 3.1, above;

                (b) the Court has entered the Judgment, or a judgment substantially in the form of Exhibit B attached hereto;

                (c) the Judgment has become Final, as defined in P. 1.3, above; and

                (d) the Federal Class Actions have been dismissed with prejudice and said dismissals have become final and not subject to appeal.

        0.2 If all of the conditions specified in P. 6.1 are not met, then the Stipulation shall be canceled and terminated subject to P. 6.3 unless Plaintiffs' Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

        0.3 In the event that the Stipulation is not approved by the Court or the settlement set forth in the Stipulation is terminated or fails to become effective in accordance with its terms, the Settling Parties shall be restored to their respective positions in the Derivative Actions as of March 19, 2001. In such event, the terms and provisions of the Stipulation, with the exception of
P. P. 1.1-1.15, 5.2, 6.2-6.4, 7.3-7.13 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Actions or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

        0.4 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed pursuant to
P. 3.1 hereof. In addition, any expenses already incurred and/or properly chargeable pursuant to P. 3.1 hereof at the time of such termination or cancellation but which have not been paid, shall be paid in accordance with the terms of the Stipulation.

        7.      Miscellaneous Provisions


        0.1 The Settling Parties (a) acknowledge that it is their intent to consummate this agreement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

        0.2 The parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Actions. The settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While retaining their right to deny that the claims advanced in the Derivative Actions were meritorious, Defendants in any statement made to any media representative (whether or not for attribution) will not deny that the Derivative Actions were filed in good faith and are being settled voluntarily after consultation with competent legal counsel. The final judgment will contain a statement that during the course of the Derivative Actions, the parties and their respective counsel at all times complied with the requirements of California Code of Civil Procedure Sections 128.5 and 128.7.

        0.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants and the Released Persons; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants and the Released Persons in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

        0.4 All agreements made and orders entered during the course of the Derivative Actions relating to the confidentiality of information shall survive this Stipulation.

        0.5 All of the Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

        0.6 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

        0.7 This Stipulation and the Exhibits attached hereto constitute the entire agreement among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs.

        0.8 Plaintiffs' Settlement Counsel, derivatively on behalf of MP3.com and MP3.com Stockholders are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation which they deem appropriate.

        0.9 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

        0.10 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

        0.11 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

        0.12 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

        0.13 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of California, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of California without giving effect to that State's choice of law principles.

        IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of March 20, 2001.

                                           MILBERG WEISS BERSHAD
                                             HYNES & LERACH LLP
                                           WILLIAM S. LERACH
                                           KEITH F. PARK
                                           TRAVIS E. DOWNS, III
                                           AMBER L. ECK


                                           /s/ Keith F. Park
                                           -------------------------------------
                                           KEITH F. PARK

                                           600 West Broadway, Suite 1800
                                           San Diego, CA 92101
                                           Telephone: 619/231-1058
                                           619/231-7423 (fax)

                                           CAULEY, GELLER, BOWMAN
                                             & COATES, LLP
                                           PAUL J. GELLER
                                           One Boca Place, Suite 421A
                                           2255 Glades Road
                                           Boca Raton, FL 33431
                                           Telephone: 561/750-3000
                                           561/750-3364 (fax)

                                           Co-Lead Counsel for Plaintiffs

                                           McKENNA & CUNEO
                                           ROBERT BREWER


                                           /s/ Robert Brewer
                                           ------------------------------------
                                                      ROBERT BREWER

                                           750 B Street, Suite 3300
                                           San Diego, CA  92101
                                           Telephone:  619/595-5400
                                           619/595-5450 (fax)

                                           Attorneys for Defendants
                                           Mark A. Stevens, David
                                           E. Easterly, Theodore W. Waitt
                                           and Lawrence F. Probst III


                                           LATHAM & WATKINS
                                           HUGH STEVEN WILSON


                                           /s/ Hugh Steven Wilson
                                           ------------------------------------
                                                    HUGH STEVEN WILSON

                                           701 B Street, Suite 2000
                                           San Diego, CA  92101
                                           Telephone:  619/236-1234
                                           619/696-7419 (fax)

                                           Attorneys for Defendants
                                           Michael L. Robertson and
                                           Robin D. Richards

                                           WASSERMAN, COMDEN & CASSELMAN, LLP
                                           CLIFFORD M. PEARSON


                                           /s/ Clifford M. Pearson
                                           ------------------------------------
                                                   CLIFFORD M. PEARSON

                                           5567 Reseda Blvd., Suite 330
                                           Tarzana, CA 91357-7033
                                           Telephone:  818/345-0162

                                           Attorneys for Nominal Defendant
                                           MP3.com, Inc.